Exhibit 10.24

LICENSE AGREEMENT

This License Agreement is made this 9th day of August, 1999 (the “Effective Date”), by and among Virtuel Medical Devices, Inc. (“Licensee”), a Delaware corporation, and Medtronic, Inc. (“Medtronic”), a Minnesota corporation.

RECITALS:

A. Medtronic has developed certain technology related to “Wet Electrode Products” (as defined below) and a “Wet Electrode Generator” (as defined below).

B. Medtronic desires to grant, and Licensee desires to obtain, an exclusive, worldwide royalty-bearing license to the “Subject Technology” (as defined below) in certain fields of use in accordance with all of the terms of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Definitions

As used herein, the following definitions and terms shall have the designated meanings:

1.1. “Action” shall mean any claim, action, suit or proceeding, whether civil or criminal, or in law or equity and including any arbitration.

1.2. “Affiliate” of any entity shall mean any other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first entity. Control shall mean owning at least 50 percent of the total voting power of the entity.

1.3. “Confidential Information” shall mean all information provided to a party (the “receiving party”) by a party (the “disclosing party”) or its employees, agents or consultants, excluding any information which:

(a) is or becomes publicly available through no fault of the receiving party; or

(b) can be reasonably demonstrated to have been known to the receiving party independently of any disclosure of “Confidential Information” by the disclosing party or its employees, agents or consultants; or

(c) is disclosed to the receiving party by a third party who, to the best of the receiving party’s knowledge, is lawfully in possession of the same and has the right to make such disclosure; or

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(d) has been independently developed by the receiving party without reference to the information disclosed to the receiving party by the disclosing party or its employees, agents or consultants.

All “Confidential Information” disclosed to the receiving party under this Agreement shall ultimately be in writing and bear a legend “Proprietary”, “Confidential” or words of similar import. Accordingly, all “Confidential Information” disclosed in any manner other than writing shall be preceded by an oral statement indicating that the information is proprietary or confidential and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as “Confidential Information” designated as above within thirty (30) days.

1.4. “Expiration” or “Expired” shall mean with respect to a particular patent, the patent’s expiration, abandonment, cancellation, disclaimer, award to another party other than Medtronic or an Affiliate of Medtronic in an interference proceeding, or declaration of invalidity or unenforceability of all claims thereof by a court or other authority of competent jurisdiction (including a re-examination or reissue proceeding) from which no further appeal has or can be taken. References to an “Unexpired” patent shall mean a patent that has not Expired.

1.5. “Field of Use” shall mean any [*] applications in [*] (including, but not limited to, [*] during and following [*] other than and hereby expressly excluding applications relating to: (i) the [*] and [*]: (ii) the vertebrae, spinal column and brain and the head and neck and [*] and [*] and [*] thereof; (iii) the [*], the [*] and the [*] of the [*]; (iv) the [*]; and (v) the [*] when accessed by [*] means. Without limitation of the forgoing, the Field of Use shall also specifically exclude application in the fields of [*] (excluding [*] of the [*] during and following [*]) and [*].

1.6. “Law” shall mean any law, regulation, rule, ordinance or governmental regulation or guideline or any judicial, administrative or arbitration, order or award, judgment, writ, injunction or decree which is applicable to a person or by which a person is bound.

1.7. “Licensed Products” shall mean Wet Electrode Products and Wet Electrode Generators, the manufacture, use or sale of which uses or incorporates any of the Subject Technology.

1.8. “Net Sales” of Licensed Products for a particular period shall mean the amounts that Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2 invoices third parties (eliminating transactions between Affiliates) for sales of Licensed Products during such period, excluding sales, use or excise tax, freight, duty or insurance included therein, and credits or repayments due to rejection, defect or return. If Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2 sells at a single price or rate a packaged combination of products, not all of which if sold individually would be Licensed Products, then “Net Sales” of Licensed Products with respect to such sales of packaged products shall equal the total sales price of the packaged combination multiplied by the ratio of the individual retail list price of the Licensed Products contained in the packaged combination to the sum of all individual retail list prices of every item in the packaged combination (if all of such items were sold separately). If all such items are not sold separately, any item not sold separately shall have a price attributed to it for purposes of this definition consistent with pricing of similar products or their functional equivalents. Without limitation of the foregoing, Net Sales shall include all transfers of

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Licensed Products that Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2 records as a sale pursuant to generally accepted accounting principles consistently applied. Net Sales which are denominated in currencies other than U.S. Dollars shall be converted into U.S. Dollars on a monthly basis at the average of the applicable daily exchange rates listed in the Wall Street Journal for the calendar month in which such Net Sales occurred, or on such other basis to which the parties may hereafter mutually agree.

1.9. “Product Liability Claims” shall mean claims for personal injury or death based on alleged breach of product warranty, strict liability in tort, or negligent product design or manufacture.

1.10. “Quarter” means each three-month period ending March 31, June 30, September 30, and December 31.

1.11. “Subject Technology” shall mean (i) the issued patents, and patents arising out of the patent applications, listed on Exhibit A hereto, (ii) all reissues, continuations, continuations-in-part, extensions, reexaminations, and foreign counterparts thereof, (iii) all invention disclosures, trade secrets and know-how owned by Medtronic prior to the date of this Agreement which relate specifically to the Wet Electrode Products and Wet Electrode Generators disclosed in the patents and the patent applications listed on Exhibit A, and (iv) those improvements, enhancements and modifications defined in Section 2.6(c). The Subject Technology does not include any trademarks, trade names or service marks owned or used by Medtronic.

1.12. “Territory” shall mean the entire world.

1.13. “Wet Electrode Generator(s)” shall mean the medical generators primarily intended to provide power directly to Wet Electrode Products, in the Field of Use.

1.14. “Wet Electrode Products” shall mean medical blades, forceps or rollerballs that employ an electrode to deliver radio frequency energy and an electrically conductive fluid between the electrode and the surface of living tissue to apply radio frequency energy in medical applications, in the Field of Use. Wet Electrode Products specifically exclude any interstitial needle or intraluminal wire devices or products.

ARTICLE 2

License; Term and Termination

2.1. License Grant. Subject to the terms and provisions hereof, Medtronic hereby grants to Licensee (a) a royalty-bearing, and exclusive license under the Subject Technology to make, have made, use and sell Wet Electrode Products in the Field of Use that are Licensed Products throughout the Territory and (b) a royalty-bearing and non-exclusive license under the Subject Technology to make, have made, use and sell Wet Electrode Generators in the Field of Use that are Licensed Products throughout the Territory.

2.2. Sublicensing and Distribution. Licensee shall have the right to sublicense its rights under Section 2.1 and to enter into distribution, OEM and other relationships with third parties with respect to the Licensed Products in the Field of Use, provided that

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i) such sublicense or other agreement with a sublicensee or third party or an Affiliate of Licensee (“Other Agreement”) shall obligate such sublicensee or third party or an Affiliate of Licensee to assume and abide by all duties, obligations and restrictions provided under this Agreement and Licensee shall cause such sublicensee or third party or an Affiliate of Licensee to comply with all of Licensee’s duties, obligations and restrictions hereunder, (ii) within thirty (30) days of execution of an Other Agreement, Licensee shall provide a copy of such Other Agreement to Medtronic, (iii) any such sublicense or third party relationship granted by Licensee shall terminate automatically upon the termination of this Agreement, or shall be modified, if applicable, to become non-exclusive if Medtronic exercises its rights under Section 4.4, and (iv) the royalty rate due from such sublicensee or third party of an Affiliate of Licensee under an Other Agreement shall at no time be less than the royalty rate due Medtronic under Section 3.2 of the Agreement. Prior to termination, Licensee shall be responsible for: (i) the payment to Medtronic of all royalties based upon the Net Sales of License Products by such sublicensees or such third parties or by Licensee’s Affiliates; and (ii) the performance of all of the obligations of such sublicensees or such third parties or by Licensee’s Affiliates herein.

2.3. Term of License. Unless otherwise terminated under provisions of this Article 2, this Agreement and the licenses granted under Sections 2.1 and 2.2 shall continue until such time as (i) all of the patents (including patents arising out of the patent applications listed on Exhibit A) included within the Subject Technology (and all extensions thereof) have Expired or (ii) ten (10) years from the first commercial sale of a Licensed Product, whichever is longer.

2.4. Termination.

(a) If Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2 breaches any of the material terms, conditions or agreements of this Agreement (including failure to restrict sales of Licensed Products and other activities hereunder to the Field of Use), then Medtronic may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, including, but not limited to, seeking monetary damages and/or an injunction, by giving Licensee sixty (60) days notice in writing, particularly specifying the breach. Such notice of termination shall not be effective if Licensee cures the specified breach within such sixty (60) day period. During such 60-day period, one or more executive officers of each party (meaning for purposes hereunder any vice president or higher level officer) shall meet or correspond to discuss such alleged breach and/or attempted cure thereof, and attempt in good faith to resolve any dispute between the parties with respect thereto; provided that if any such dispute is not resolved to Medtronic’s satisfaction, then Medtronic may terminate this Agreement without prejudice to any of its other legal and equitable rights and remedies including, but not limited to, seeking monetary damages and/or an injunction. If Licensee cures the breach during the 60-day period but, within one (1) year thereafter, the same or a substantially similar breach occurs, then the parties shall determine, in good faith, a mutually agreed plan to address the conditions causing such breaches and to avoid or minimize future occurrences of such breach and Licensee thereafter shall use reasonable commercial efforts to implement such plan, if no such mutual agreement is reached within sixty (60) days of notice of such breach, then Medtronic may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, including, but not limited to,

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

seeking monetary damages and/or an injunction, by giving written notice to Licensee and without providing further opportunity to cure such breach. Licensee may terminate this Agreement at any time in its discretion upon sixty (60) days’ prior written notice. Termination of this Agreement shall not affect Licensee’s obligation to pay Royalties with respect to Net Sales of Licensed Products made prior to such termination and shall not result in any refund to Licensee of any consideration previously paid to Medtronic. The parties acknowledge that, with respect to any other breaches by Licensee or by any sublicensee, Affiliate or third party permitted under Section 2.2 of the terms, conditions or agreements of this Agreement, Medtronic may pursue its full legal and equitable rights and remedies against Licensee, including, but not limited to, seeking monetary damages and/or an injunction.

(b) Either party may, by written notice to the other party (which notice shall be effective upon receipt), terminate this Agreement in the event that such other party becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business.

(c) The parties acknowledge and agree that all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the Bankruptcy Code, and that each party, as a licensee hereunder, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

2.5. Delivery and Return of Confidential Information. Upon termination of this Agreement or the licenses granted hereunder as provided herein, each party shall within 30 days of such termination return to the other party all of the other party’s Confidential Information. Notwithstanding the foregoing each party shall have the right to retain one copy of such other party’s Confidential Information in its legal department files for archival purposes only.

2.6. Know-How Transfer; Access to Medtronic’s Employees and Consultant.

(a) Any expenses associated with the disclosure of know-how included within the Subject Technology to Licensee from SeaMed, Inc. relating to the Wet Electrode Generator shall be the sole responsibility of Licensee.

(b) Promptly after the Effective Date, Medtronic shall provide to Licensee copies of all tangible Subject Technology not previously disclosed to Licensee, including without limitation, those materials described on Exhibit B.

(c) Upon reasonable notice by Licensee to Medtronic, during the first three (3) months after execution of the Agreement, Medtronic will use reasonable efforts to obtain the services of [*], and make available the following Medtronic employees: [*] and [*], available to meet with Licensee, subject to such individuals’ other commitments and schedules, for up to twenty hours each in the case of [*] (in the presence of one or more Medtronic representatives) and [*] and up to ten hours for Mr. [*], to disclose to Licensee on Medtronic’s behalf those trade secrets and know-how included within the Subject Technology to allow Licensee to better understand and practice the inventions disclosed therein to which the licenses under this Agreement pertain. Licensee shall pay [*] such amount as [*] and Licensee may mutually agree for the foregoing efforts of [*] and reimburse such individuals for any

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

reasonable travel and lodging expenses, if any, incurred by them for the purposes of such disclosure. Licensee shall also reimburse Medtronic for any animal lab expenses relating to such disclosure incurred after the date of execution of this Agreement. No such disclosures by, nor payment to, such individuals shall be deemed to amend, negate, or otherwise modify the exclusive consulting or employment relationship between such individuals, as the case may be, and Medtronic or to transfer or otherwise grant any rights to Licensee other than those rights to the Subject Technology specifically set forth in this Agreement. The parties agree that, if desired by Licensee and [*], Licensee may enter into a formal consulting relationship with [*] permitting [*] to provide paid consulting services to Licensee, in addition to any such services provided to Medtronic, concerning the Licensed Products in the Field of Use, subject to Medtronic’s approval, which approval shall not be unreasonably withheld. Licensee and Medtronic agree that any improvements, enhancements or modifications to the Subject Technology developed, conceived or made by [*]: (i) while [*] is subject to a consulting relationship with Licensee; or (ii) to which Medtronic has ownership rights pursuant to its consulting agreement with [*], shall be deemed to be owned by, and title thereto shall be transferred to, Medtronic and shall be deemed to be part of the Subject Technology, and as such shall be subject to Licensee’s rights hereunder.

(d) Medtronic shall provide written waivers from any non-compete and confidentiality obligations of [*] and such Medtronic employees to the extent necessary to permit the disclosures and consulting contemplated under Section 2.6(c). In addition, Medtronic acknowledges (a) Licensee intends to hire M. Jacqueline Eastwood, a former Medtronic employee as its president, and Medtronic has waived any non-compete and confidentiality obligations of Ms. Eastwood to the extent necessary to permit such employment, and (b) Licensee may have discussions with [*], a former Medtronic employee, concerning the Subject Technology and Medtronic hereby waives any confidentiality obligations of [*] to the extent necessary to permit such discussions.

2.7. Right of Notification. If Medtronic, at any time during the one (1) year period commencing on the date of execution of this Agreement, decides to license to [*] any other [*] technologies (including without limitation, any [*] technology for [*]), it shall so notify the CEO or President of Licensee in writing or orally, prior to entering into any license agreement. As used in this Section 2.7, the term “[*] technology” shall mean any technology for the manufacture, use or sale of any product or device that [*].

ARTICLE 3

Royalties and Reports

3.1. License Fee. On the date of execution of this Agreement by the parties, Licensee shall immediately pay to Medtronic a payment of Seven Hundred Fifty Thousand Dollars ($750,000) by wire transfer of such amount in immediately available funds to an account designated by Medtronic. Upon the successful completion by Licensee of a second round of equity financing or debt financing which is convertible to equity after the Effective Date, Licensee shall immediately pay to Medtronic a payment of One Million Dollars ($1,000,000) by wire transfer of such amount in immediately available funds to an account designated by Medtronic. On the date of execution of this Agreement, Medtronic will also receive 993,756 shares of the common stock, $.01 par value, of Licensee (“Common Stock”) and a Warrant, dated as of the Effective Date, to purchase up to 124,222 additional shares of Common Stock.

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Medtronic shall have the right to maintain its proportionate ownership of Licensee by investing in future financing rounds along with other investors at that time pursuant to the terms of the Investors’ Rights Agreement by and among Licensee, Medtronic and certain investors, dated as of the Effective Date (the “Investors’ Rights Agreement”).

3.2. Royalties on Net Sales by Licensee. Subject to the terms of this Agreement, Licensee shall pay to Medtronic a royalty (the “Royalty” or “Royalties”) equal to a percentage of Net Sales of Licensed Products, as follows:

(a) The first Ten Million Dollars ($10,000,000) of cumulative Net Sales of Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 after the Effective Date shall bear a royalty of seven and half percent (7.5%).

(b) The next Ten Million Dollars ($10,000,000) of cumulative Net Sales of Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 shall bear a royalty of five percent (5%).

(c) The next Ten Million Dollars ($10,000,000) of cumulative Net Sales of Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 shall bear a royalty of three percent (3%).

(d) Net Sales of Licensed Products by Licensee in excess of a cumulative Thirty Million Dollars ($30,000,000) of Net Sales of Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 after the Effective Date shall bear a royalty of two percent (2%).

3.3. Minimum Royalties. Licensee agrees to pay to Medtronic a minimum annual royalty as set forth below. Licensee’s obligation to pay minimum annual royalties shall commence on January 1, 2003. Annual minimum royalties for each calendar year commencing on January 1, 2003 shall be (i) $100,000 for 2003 and 2004, and (ii) $300,000 for 2005 and each year thereafter. If Royalties on Net Sales of Licensed Products during the applicable calendar year are less than the applicable minimum annual royalty, the Licensee shall pay Medtronic the difference between such Royalty and the minimum annual royalty. Such annual amounts shall be payable within forty-five (45) days after the end of the applicable calendar year.

3.4. Reports and Payments. Within forty-five (45) days after the end of each Quarter, Licensee shall provide Medtronic with a written report indicating (i) the amount of Net Sales of Licensed Products by Licensee and by any sublicensee, Affiliate or third party permitted under Section 2.2 during such Quarter, and (ii) the amount of the Royalties due for such Quarter. Simultaneously with making such report, Licensee shall pay to Medtronic the amount of royalties then due.

3.5. Records. Licensee agrees to keep and cause sublicensees, Affiliates and third parties permitted under Section 2.2 to keep accurate written records sufficient in detail to enable Medtronic to verify the information contained in the reports described in Section 3.3. Such records for a particular Quarter shall be retained by Licensee and such sublicensees, Affiliates and third parties for a period of not less than four years after the end of such Quarter.

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3.6. Audit of Records. Upon reasonable notice and during regular business hours Licensee and any sublicensee, Affiliate and third party permitted under Section 2.2 shall from time to time (but no more frequently than once annually) make available the records referred to in Section 3.4 for audit by an independent nationally recognized accounting firm selected by Medtronic to verify the accuracy of the reports provided to Medtronic. Such representatives shall execute a suitable confidentiality agreement reasonably acceptable to Licensee or such sublicensee, Affiliate or third party prior to conducting such audit. Such representatives may disclose to Medtronic only their conclusions regarding the accuracy and completeness of the reports described in Section 3.3 and the records related thereto, and shall not disclose confidential business information of Licensee or such sublicensee, Affiliate or third party to Medtronic without the prior written consent of Licensee or such sublicensee, Affiliate or third party. Such audits shall be at Medtronic’s cost and expense; provided that if any such audit reveals underpayment of Royalties by five percent (5%) or more for any Quarter, then Licensee shall reimburse Medtronic for the fees and expenses of Medtronic’s independent auditors incurred by Medtronic in connection with such audit.

ARTICLE 4

Additional Obligations

4.1. Restrictions on Use. Licensee will use all reasonable efforts to ensure that all Licensed Products designed, developed, manufactured or sold by Licensee or its Affiliates, sublicensees or third parties with the use of any Subject Technology are not used outside of the Field of Use.

4.2. Confidentiality. The parties acknowledge that the patent applications listed in Exhibit A hereto, the inventions claimed therein, and all trade secrets and know-how included within the Subject Technology constitute “Confidential Information” of Medtronic, subject to the exceptions set forth in Section 1.3. Each party agrees not to disclose or use any of the other party’s Confidential Information except as expressly permitted in connection with the exercise of its rights hereunder. Each party shall not disclose the other party’s Confidential Information to any employee or consultant unless such employee or consultant is obligated under a confidentiality agreement to maintain such other party’s Confidential Information in strict confidence, and not to use such information other than, in accordance with the terms of this Agreement. Each party agrees to hold the other party’s Confidential Information in strict confidence and treat it with not less than the same degree of care to avoid disclosure as such party employs with respect to its own information of like importance.

4.3. Infringement by Third Party. Licensee shall promptly notify Medtronic and Medtronic shall promptly notify Licensee in writing if Medtronic or Licensee knows or has reason to believe that the rights of Medtronic or Licensee relating to the Subject Technology are being infringed by a third party.

4.4. Covenant Regarding Claims. Licensee agrees, for itself and for its Affiliates, sublicensees, successors, assigns, and other parties claiming any title or license to any Subject Technology, not to sue or otherwise assert any claim against Medtronic, or any of

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

its Affiliates, successors, assigns, customers, vendors, or others in contractual privity with any of the foregoing, by reason of or with respect to the use of such Subject Technology disclosed to Licensee as of the Effective Date or thereafter; provided, however, the foregoing shall not prevent any action on the part of Licensee, its Affiliates, successors or assigns brought to enforce Licensee’s rights and Medtronic’s obligations under this Agreement.

4.5. Opinion of Counsel. Licensee will deliver to Medtronic contemporaneously with the execution of this Agreement an opinion of Dorsey & Whitney, LLP, counsel to Licensee, substantially in the form as that provided to certain investors under Section 4.8 of the Series A Convertible Preferred Stock Purchase Agreement between Licensee and such investors and executed contemporaneously with this Agreement (the “Investor Agreement”).

ARTICLE 5

Intellectual Property

5.1. No Representation or Warranty. EXCEPT AS PROVIDED IN ARTICLE 6, MEDTRONIC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT TECHNOLOGY OR ANY LICENSED PRODUCTS, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY, PATENT VALIDITY, NON-INFRINGEMENT, OR WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

5.2. Control of Subject Technology.

(a) Medtronic shall have the sole and exclusive right, in Medtronic’s absolute discretion and at its sole expense, to prosecute any alleged infringement, misappropriation or misuse of the Subject Technology: (i) outside the Field of Use, and shall retain all proceeds from prosecution up to the amount of any expenses of prosecution and investigation as well as retain all proceeds from prosecution in excess of expenses of prosecution and investigation, and (ii) in the Field of Use, and shall retain all proceeds from prosecution up to the amount of any expenses of prosecution and investigation and shall retain fifty percent (50%) of all proceeds from such prosecution in excess of expenses of prosecution and investigation and shall pay the balance to the Licensee. If Medtronic decides at any time not to commence or continue to prosecute any alleged infringement, misappropriation or misuse of the Subject Technology in the Field of Use, it shall so notify Licensee in writing, and Licensee shall have the right, in its absolute discretion, to commence or continue such prosecution. If Licensee chooses to commence or continue such prosecution, Licensee shall either: (i) fully fund such prosecution at its sole expense and shall retain all proceeds from prosecution up to the amount of any expenses of prosecution and investigation as well as retain seventy five percent (75%) of all proceeds from prosecution in excess of expenses of prosecution and investigation and shall pay the balance to Medtronic, or (ii) fully fund such prosecution provided, however, that Licensee may supplement such funding by offsetting any prosecution expenses against current Royalties due Medtronic under Section 3.2 and shall pay fifty (50%) of all proceeds from such prosecution to Medtronic without deducting from such proceeds any expenses of prosecution and investigation. If Licensee chooses to commence or continue such prosecution, Licensee shall simultaneously

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

determine whether it wishes to choose option (i) or (ii) above and shall promptly notify Medtronic of its choice, which shall be binding upon Licensee. If Licensee chooses option (ii) above, it shall offset prosecution expenses against Royalties on a calendar year basis. To the extent that Royalties in a calendar year exceed prosecution expenses in the same calendar year, Licensee shall offset such expenses and pay the balance of the Royalties to Medtronic. In no event shall expenses offset by Licensee exceed the actual Royalties due Medtronic. At the request of the party prosecuting a suit, the other party shall cooperate with the party prosecuting the suit in any such legal action either party may prosecute or defend under this Section 5.2(a).

(b) Medtronic shall have the sole right to [*] of any [*] included within the [*], any [*], or any other [*] related to [*] included within the [*]. The parties agree to consult in good faith regarding the foreign countries in which [*]. Medtronic shall furnish Licensee with copies of any [*] concerning the [*] sufficiently in advance of [*] so as to give Licensee reasonable opportunity to review and comment. Medtronic shall also furnish to Licensee copies of all substantive communications to and from [*] regarding [*] concerning the [*] within a reasonable time prior to filing such communication or promptly following receipt thereof, as the case may be, so as to give Licensee reasonable opportunity to review and comment. Medtronic shall supply Licensee with a copy of each [*], together with notice of its [*].

5.3. Indemnification.

(a) Licensee shall indemnify, defend and hold harmless Medtronic, its Affiliates and Medtronic’s and its Affiliates’ respective officers, directors, shareholders, employees and agents (collectively, all such indemnitees are referred to in this Section 5.3(a) as “Medtronic Indemnitees”) against and in respect of any and all claims, demands, losses, obligations, liabilities, damages (and including without limitation compensatory and punitive damages), deficiencies, Actions, settlements, judgments, costs and expenses which the Medtronic Indemnitees may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor) arising out of or based upon (i) any Product Liability Claims resulting from development, manufacture, use, or sale of any Licensed Product by Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2, or (ii) any breach of this Agreement by Licensee or any sublicensee, Affiliate or third party permitted under Section 2.2.

(b) Medtronic shall indemnify and hold harmless Licensee and its Affiliates and their respective officers, directors, shareholders, employees and agents (collectively, all such indemnitees are referred to in this Section 5.3(b) as “Licensee Indemnitees”) against and in respect of any and all demands, losses, obligations, liabilities, damages (and including without limitation compensatory and punitive damages), deficiencies, Actions, settlements, judgments, costs and expenses which the Licensee Indemnitees may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor) arising out of or based upon any breach of this Agreement by Medtronic.

5.4. Limitation on Liability. In no event shall Medtronic’s liability under this Agreement exceed [*] Dollars ($[*]) regardless of the form or basis of the action or claim, except with respect to (i) the grant by Medtronic of any license under the Subject Technology to make, have made, use or sell Wet Electrode Products in the Field of Use that are Licensed Products, in the Territory, to any third

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

party; (ii) the manufacture, use or sale by Medtronic of Wet Electrode Products in the Field of Use that are Licensed Products, in the Territory; (iii) breach by Medtronic of its obligations of non-disclosure and non-use under Section 4.2, or (iv) breach by Medtronic of its representations and warranties under Article 6.

5.5. Licensee Regulatory Interaction Rights. Notwithstanding Section 5.2 above, interaction with the regulatory agencies in any country, including, without limitation the FDA, concerning Wet Electrode Products of Licensee in the Field of Use shall be exclusively conducted by Licensee and Licensee shall be the official company sponsor. Subject to Section 5.3(a) hereof, Licensee shall have complete authority to act as Licensee, in its sole discretion, deems appropriate with respect to any such regulatory matter.

5.6. Licensee Marketing Rights. Nothing herein shall prevent or limit Licensee from setting its own prices for Licensed Products or determining Licensee’s marketing policies and practices in its sole discretion.

5.7. Trademark. Nothing in this Agreement shall be deemed to grant to Licensee any right to use the trademark “Medtronic”, the Medtronic corporate logo, or any other trademark owned by Medtronic or its Affiliates.

ARTICLE 6

Representations & Warranties

6.1. Organization. Each party represents and warrants to the other party that such party is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

6.2. Authorization of Transaction. Each party represents and warrants to the other party that it has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All necessary corporate proceedings (including any necessary approval by the board of directors) have been taken by such party to duly authorize the execution, delivery, and performance of this Agreement by such party. This Agreement constitutes the valid and legally binding obligation of such party, enforceable against such party in accordance with its terms and conditions.

6.3. No Conflicts. Medtronic represents and warrants to Licensee that it has not entered into any inconsistent prior obligations concerning the Subject Technology that would prevent Licensee from exercising the rights being licensed to it hereunder.

6.4. No Claims. Medtronic represents and warrants to it has not received written notification from a third party that the manufacture, use, importation or sale of the License Products under the license granted herein under the Subject Technology will infringe any patents, copyrights, trade secrets or any other intellectual property rights of any third parties.

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE 7

Miscellaneous

7.1. Assignment. Either party may assign or otherwise transfer its rights and obligations under this Agreement to any successor in interest (by merger, share exchange, combination or consolidation of any type, operation of Law, purchase or otherwise), provided that such assignee or successor agrees to be bound by the terms hereof, and provided further that in the event of such an assignment by Licensee, Licensee’s consulting agreement with [*], if any, pursuant to Section 2.6 and Licensee’s right of notice pursuant to Section 2.7 shall terminate effective upon such transfer and assignment. Except as set forth above, Licensee may not assign or otherwise transfer its rights and obligations under this Agreement and any attempt to so assign or otherwise transfer its rights and obligations under this Agreement shall represent a breach of the Agreement.

7.2. Entire Agreement. This Agreement, together with the Exhibits hereto, the Investor Agreement and the Investors’ Rights Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous proposals or agreements, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter of this Agreement.

7.3. Survival. Articles 4 and 7 and Section 5.3 shall survive termination or expiration of this Agreement for any reason and continue thereafter in full force and effect.

7.4. Waiver, Discharge, etc. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of either party after any such failure to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

7.5. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

7.6. Titles and Headings: Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

7.7. Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.8. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party)

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

or shall be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Licensee, to:

Virtuel Medical Devices, Inc.

800 LaSalle Avenue, Suite 2250

Minneapolis, Minnesota 55402

Attention:       President

Facsimile number: (612) 607-2801

and if to Medtronic, to:

Medtronic, Inc.

Corporate Center

7000 Central Avenue N.E.

Minneapolis, Minnesota 55432

with separate copies thereof addressed to:

Attention:	General Counsel
Facsimile number: (612) 572-5459

Attention:	Vice President and Chief Development Officer
Facsimile number: (612) 572-5404

Licensee or Medtronic may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

7.9. Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable Law and shall be enforced as amended.

7.10. [*]. If requested by Medtronic, Licensee shall cause all Licensed Products manufactured or sold under this license in the United States by it [*].

7.11. Governing Law. This Agreement shall be construed in accordance with Minnesota law, excluding its choice of law provisions.

[Signature Page Follows]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this License Agreement to be executed in the manner appropriate to each, effective as of the date first above written.

VIRTUEL MEDICAL DEVICES, INC.

By:	/s/ Jay Schmelter Aug 9, 1999
Its:	President

MEDTRONIC, INC.

By:	/s/ Michael D. Ellwein
Its:	Vice President

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

Subject Technology

Issued U.S. Patents

Medtronic Docket No	Title	Serial No.	Filing Date	Patent No.
[*]	[*]	[*]	[*]	[*]

Pending U.S. Utility Patent Applications

Medtronic Docket No.	Title	Serial No.	Filing Date
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

*	[*]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Pending U.S. Provisional Patent Applications

Medtronic Docket No.	Title	Serial No.	Filing Date
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit B

Know-How Transfer

Pursuant to Section 2.6, Medtronic shall provide Licensee with the following, subject to the withholding of material which is subject to an attorney-client privilege, whether in written or electronic format, relating specifically to Wet Electrode Products and Wet Electrode Generators:

[*]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 is an amendment to the License Agreement (the “License Agreement”) by and between TissueLink Medical, Inc., formerly named Virtuel Medical Devices, Inc. (“Licensee”), and Medtronic, Inc. (“Medtronic”) dated as of August 9, 1999. This Amendment No. 1 is dated as of June 18, 2002. All capitalized terms not defined in this Amendment No. 1 shall have the meanings set forth in the License Agreement.

The parties hereby agree that the License Agreement is amended as follows:

ARTICLE 8 Name of Licensee. All references to Virtuel Medical Devices, Inc. shall be deemed to refer to the Licensee, TissueLink Medical, Inc.

ARTICLE 9 Field of Use. Section 1.5 of the License Agreement is hereby amended as follows:

(a)	The phrase “the vertebrae, spinal column and brain and the head and neck and [*] and [*] and [*] thereof” in clause (ii) of the first sentence shall be replaced with the phrase “the brain and the head and neck and [*] and [*] and [*] thereof (other than those of the [*] portion of the [*]).”

(b)	The following sentence shall be added after the second sentence: ‘[*] Applications’ shall mean any medical applications in [*] (including, but not limited to, [*]) relating to the vertebrae and [*].”

ARTICLE 10 Wet Electrode Products. Section 1.14 shall be amended to read in its entirety as follows:

‘Wet Electrode Products’ shall mean medical products, devices, or systems that employ an electrode to deliver radio frequency energy and an electrically conductive fluid between the electrode and living tissue to apply radio frequency energy in medical applications in the Field of Use. Wet Electrode Products specifically exclude any interstitial needle or intraluminal wire devices or products.”

ARTICLE 11 License Grant. Section 2.1 shall be amended to read in its entirety as follows:

“Subject to the terms and conditions hereof, Medtronic hereby grants to Licensee (a) a royalty-bearing and exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Products in the Field of Use (other than Spinal Applications) that are Licensed Products throughout the Territory, (b) a royalty-bearing and co-exclusive license, subject to the rights retained by Medtronic and described in the last sentence of this Section 2.1, under the Subject Technology, with no

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

right to grant sublicenses, to make, have made, use and sell Wet Electrode Products for Spinal Applications in the Field of Use that are Licensed Products throughout the Territory, and (c) a royalty-bearing and non-exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Generators in the Field of Use that are Licensed Products throughout the Territory. Medtronic has no right to grant licenses or sublicenses to the Subject Technology to make, have made, use or sell Wet Electrode Products for Spinal Applications in the Field of Use that are Licensed Products in the Territory; provided, however, that Medtronic may grant one or more Permitted Spinal Product Licenses (as defined in Section 3.2) on or after June 18, 2003; provided, further, however, that, subject to any confidentiality limitations applicable to Medtronic in connection with such grant, Medtronic shall give Licensee notice of the granting of any Permitted Spinal Product License within fifteen (15) days of the effective date of such grant, (such notice to identify the licensee or sublicensee and the litigation or dispute relating to such grant and to describe the scope of the license in reasonable detail), and shall provide Licensee with additional information upon reasonable request in order to enable Licensee to verify that such license or sublicense was granted in accordance with the terms of this Agreement.”

ARTICLE 12 Sublicensing and Distribution. Section 2.2 shall be amended by adding the following phrase before the first word of the first sentence: “Except as otherwise provided in Section 2.1, ....”

ARTICLE 13 Royalty on Spinal Licensed Products. Section 3.2 shall be amended as follows:

13.1.	All references to “Net Sales of Licensed Products” shall be replaced with the phrase, “Net Sales of Licensed Products excluding Spinal Licensed Products.”

13.2.	The following paragraph shall be added after the last sentence of Section 3.2:

“For purposes of this Agreement, ‘Spinal Licensed Products’ shall mean Licensed Products marketed for Spinal Applications. For purposes of this Agreement, ‘Permitted Spinal Product License’ shall mean a license or sublicense to make, have made, use and sell Wet Electrode Products for Spinal Applications in the Field of Use that are Licensed Products in the Territory granted by Medtronic to a third party that is not an Affiliate of Medtronic as is necessary or appropriate (as determined by Medtronic in its sole discretion) solely for the

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

purpose of settling litigation between Medtronic and the third party relating to Medtronic’s intellectual property rights or settling another bona fide dispute between Medtronic and the third party relating to Medtronic’s intellectual property rights. Subject to the terms of this Agreement, Licensee shall pay to Medtronic a royalty equal to a percentage of Net Sales of Spinal Licensed Products as follows:

(e) The first Ten Million Dollars ($10,000,000) of cumulative Net Sales of Spinal Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 after the Effective Date shall bear a royalty of seven and half percent (7.5%).

(f) The next Ten Million Dollars ($10,000,000) of cumulative Net Sales of Spinal Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 shall bear a royalty of five percent (5%).

(g) The next Ten Million Dollars ($10,000,000) of cumulative Net Sales of Spinal Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 shall bear a royalty of three percent (3%).

(h) Net Sales of Spinal Licensed Products by Licensee in excess of a cumulative Thirty Million Dollars ($30,000,000) of Net Sales of Spinal Licensed Products by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 after the Effective Date shall bear a royalty of two percent (2%).

(i) Notwithstanding the foregoing, in the event Medtronic grants a Permitted Spinal Product License, then (A) the provisions of clauses (e) - (h) of this Section 3.2 shall no longer apply and (B) Net Sales of Spinal Licensed Products on and after the effective date of such Permitted Spinal Product License by Licensee and by any sublicensee, Affiliate and third party permitted under Section 2.2 shall bear a royalty of two percent (2%).”

ARTICLE 14 Minimum Royalties. Section 3.3 shall be amended by replacing the phrase “Royalties on Net Sales of Licensed Products” in the fourth sentence with the phrase “Royalties on Net Sales of Licensed Products excluding Spinal Licensed Products.”

ARTICLE 15 Intellectual Property. The following subparagraph shall be added to Section 5.2 and designated as subsection (c):

“(c) In the event that Medtronic (i) [*] included within the Subject Technology which relates to the Field of Use, Licensee shall have the right to exercise complete control, at Licensee’s expense and upon written notice to

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Medtronic, over such [*]. Medtronic shall copy Licensee on all correspondence with respect to Medtronic’s [*] included within the Subject Technology such that Licensee has the reasonable opportunity to take such action as may be necessary to [*] in the event Medtronic [*]. For purposes of this Section 5.2(c), [*] shall include a reference to [*].”

ARTICLE 16 Notices. The following address replaces the address listed for Licensee in Section 7.8 of the License Agreement:

TissueLink Medical, Inc.

One Washington Center

Suite 400

Dover, NH 03820

Attn: Chief Executive Officer

Facsimile number: (603) 742-1488

ARTICLE 17 Miscellaneous. Except as otherwise expressly amended by this Amendment, the terms and conditions of the License Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment No. 1 to the License Agreement as of the date first written above.

MEDTRONIC, INC.

By:	/s/ Michael D. Ellwein
Its:	VP & CDO

TISSUELINK MEDICAL, INC.

By:	/s/ M. Jacqueline Eastwood
Its:	Pres. & CEO

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT NO. 2

TO

LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO LICENSE AGREEMENT (the “Amendment”) is entered into as of March 1, 2004 (the “Effective Date”), by and between TissueLink Medical, Inc. (“Licensee”) and Medtronic, Inc. and it amends that certain License Agreement dated as of August 9, 1999 between the parties as amended by Amendment No. 1 to License Agreement dated June 18, 2002 (the “License Agreement”).

The parties hereby agree that the License Agreement is amended as follows:

1. Minimum Royalties. The last sentence of Section 3.3 of the License Agreement is deleted and replaced with the following:

“Within forty-five (45) days after the end of calendar years 2004, 2005 and 2006, Licensee shall: (i) execute and deliver to Medtronic a promissory note on the terms and in the form of the promissory note set forth in Exhibit A (the “Form Note”) in the principal amount of the annual amount due Medtronic pursuant to this Section 3.3 with respect to such calendar year; and (ii) execute and deliver to Medtronic a warrant on the terms and in the form set forth in Exhibit B (the “Form Warrant”) entitling Medtronic to purchase that number of shares equal to: (A) such annual amount due Medtronic pursuant to this Section 3.3 with respect to such calendar year multiplied by .05; divided by (B) the Exercise Price (as defined in the Form Warrant). Any annual amount due Medtronic pursuant to this Section 3.3 applicable to periods from and after January 1, 2007, shall be payable within forty-five (45) days after the end of the applicable calendar year.”

2. Royalty Payments. The last sentence of Section 3.4 of the License Agreement is deleted and replaced with the following:

“Simultaneously with delivery to Medtronic of a report for any Quarter from January 1, 2004 through December 31, 2006, Licensee shall: (i) execute and deliver to Medtronic a promissory note in favor of Medtronic on the terms and in the form of the Form Note in the principal amount of the quarterly Royalty due Medtronic for such Quarter; and (ii) execute and deliver to Medtronic a warrant on the terms and in the form of the Form Warrant for that number of shares equal to (A) the amount of the Royalty due Medtronic for such Quarter multiplied by .05; divided by (B) the Exercise Price (as defined in the Form Warrant). For Quarters from and after January 1, 2007, simultaneously with making any report pursuant to this Section 3.4, Licensee shall pay to Medtronic the amount of royalties then due.”

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3. No Conflicts. A new Section 3.7 shall be added to the License Agreement and shall read in its entirety as follows:

“Licensee represents and warrants to Medtronic that the execution, delivery and performance by Licensee of the promissory notes and warrants contemplated by Sections 3.3 and 3.4 will not: (a) result in a breach or violation of, or default under, any material contract to which Licensee is a party or by which it is bound (including without limitation the Credit Agreement with Brown Brothers Harriman & Co. dated as of September 3, 2002, as amended, and related credit documents and the Convertible Promissory Note issued to Century Medical Inc. dated April 29, 2002, and the related Distribution Agreement with Century Medical Inc.); (b) result in the creation or imposition of a lien or other encumbrance upon, or the forfeiture of, any material asset or assets of Licensee; or (c) result in a breach or violation of, or default under, the certificate of incorporation or by-laws of Licensee.”

3. Miscellaneous. Except as otherwise expressly amended by the Amendment No. 2, the terms of the License Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the instrument.

[Signature page follows.]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 2 to License Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

TISSUELINK MEDICAL, INC.

By:	/s/ Joseph Army / /s/ M. Jacqueline Eastwood
Name:	Joseph Army / M. Jacqueline Eastwood
Title:	VP & CFO / Pres. & CEO

MEDTRONIC, INC.

By:	/s/ Michael D. Ellwein
Name:	Michael D. Ellwein
Title:	VP & CDO

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

EXHIBIT A

FORM PROMISSORY NOTE

$	Minneapolis Minnesota

                        , 2004

FOR VALUE RECEIVED, the undersigned, TissueLink Medical, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of Medtronic, Inc., (“Payee”), at Payee’s principal place of business, or such other place as Payee under this Promissory Note may from time to time designate in writing, in lawful money of the United States of America the principal sum of                          and     /100 Dollars ($                    ) [Amount to equal amount that would otherwise be paid as royalty pursuant to License Agreement for applicable time period through December 31, 2006].

The principal of this Note and accrued interest shall be due and payable in full on March 31, 2007. Maker shall pay interest on the outstanding principal amount of this Note from the date hereof until payment in full hereof at an annual rate equal to ten percent (10%). Notwithstanding the foregoing, from and after the occurrence of any Event of Default (as defined below) and during the continuance thereof, the interest rate shall be equal to eighteen percent (18%) per annum.

Until payment in full of the principal amount set forth above, interest on the outstanding principal amount hereof shall be payable quarterly, commencing [first day of next calendar quarter] and shall be payable the first day of each quarter thereafter. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty-five (365) days on the actual daily outstanding balance hereof.

Maker may prepay this Note in whole or in part at any time without premium or penalty. Any partial prepayment of this Note shall be applied first to any unpaid interest on this Note.

Upon the occurrence of an Event of Default and the acceleration of this Note as provided below, this Note shall be immediately due and payable. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Maker shall fail to make when due, whether by acceleration or otherwise, any payment of principal of, or interest on, this Note; or

(b) Maker shall materially breach any agreement, covenant, condition, provision or term contained in the License Agreement or the documents relating thereto; or

(c) If (i) Maker shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the person or of all or a substantial part of the person’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing its inability to pay its debts as they mature, or (6) make an assignment for the benefit of its creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of Maker, and which is not dismissed within 30 days after such commencement, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of Maker, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the person or of all or any substantial part of Maker’s property, or (3) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts); or

(d) The maturity of any indebtedness (other than indebtedness under this Note and whether owed to the Payee or to others) of Maker shall be accelerated, or Maker shall fail to pay any such indebtedness when due or, in the case of such indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing or permitting (any required notice having been given and grace period having expired) the holder of any such indebtedness in such aggregate amount or any trustee or other person acting on behalf of such holder to cause, such indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

(e) Maker shall fail to pay, withhold, collect or remit any material tax or tax deficiency when assessed or due or notice of any state or federal tax lien shall be filed or issued.

If (a) any Event of Default described in paragraph (c) above shall occur, the outstanding unpaid principal balance of this Note and the accrued interest thereon shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing and such Event of Default is not cured by Maker within ten (10) days after written notice from Payee, then Payee may declare that the outstanding unpaid principal balance of this Note and the accrued and unpaid interest thereon to be immediately due and payable, whereupon this Note, all accrued and unpaid interest thereon and all such other obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding. In addition, upon any Event of Default and so long as such Event of Default continues, Payee may exercise all rights and remedies under any other instrument, document or agreement between Maker and Payee and enforce all rights and remedies under any applicable law.

The indebtedness evidenced by this Note is hereby expressly subordinated and subject and junior in right of payment, to the extent and in the manner hereinafter set forth below in this paragraph, to the prior payment in full of all Senior Indebtedness (as defined below in this paragraph):

As used in this Note, the term “Senior Indebtedness” shall mean the principal of and interest on all indebtedness, obligations and liabilities of Maker under the Credit Agreement dated as of September 3, 2002, as amended on March 3, 2004, by and between Maker and Brown Brothers Harriman & Co. (the “BBH Credit Agreement”), the Security Agreement (as defined in the BBH Credit Agreement) and the Notes (as defined in the BBH Credit Agreement).

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

Subject to the provisions of subparagraph (d) below, no payment or distribution of any character, whether in cash, securities or other property, shall be made on account of or applied to the principal of this Note prior to the earlier of: (i) the payment in full of the Senior Indebtedness or (ii) the stated maturity dates of the principal of and interest on the Senior Indebtedness (the dates described in clauses (i) and (ii) are each referred to as the “Senior Indebtedness Maturity Date”). The foregoing limitation shall not be deemed to prohibit Maker from issuing warrants (or shares of capital stock issuable upon exercise of such warrants) to Payee pursuant to the Amendment (as defined below).

If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of Maker, then prior to the Senior Indebtedness Maturity Date (i) no amount shall be paid by Maker in respect of the principal of this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Maker by or on behalf of Payee that shall assert any right to receive any payments in respect of the principal of this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

In the event that an Event of Default occurs and this Note is accelerated prior to the Senior Indebtedness Maturity Date, no payment shall be made in respect of the principal of this Note unless, within thirty (30) days after the date Maker is required to give notice to the holder of Senior Indebtedness of the Event of Default (to the extent required by the terms of the Senior Indebtedness instrument(s)), the maturity of such Senior Indebtedness shall not have been accelerated. If the maturity of such Senior Indebtedness is accelerated within such 30-day period, no payment shall be made in respect of the principal of this Note prior to the payment in full of the Senior Indebtedness.

In the event any direct or indirect payment or distribution shall be received by the holder of this Note in contravention of the provisions of subparagraph (b), (c) or (d) above, then such payment or distribution shall be held in trust for and shall be paid over or delivered to the holder of Senior Indebtedness, until all Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holder of Senior Indebtedness.

Nothing otherwise contained in this paragraph is intended to or shall impair, as among Maker, its creditors other than the holder of Senior Indebtedness, and Payee, the obligations of Maker, which are, subject to the terms of this paragraph, absolute and unconditional, to pay the Note, as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of Payee and creditors of Maker other than the holder of Senior Indebtedness, nor shall anything herein or therein prevent Payee from exercising all rights permitted it hereunder upon the acceleration of this Note, subject to the rights, if any, under this paragraph of the holder of Senior Indebtedness in respect of cash, property or securities of Maker received upon the exercise of any such remedy.

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

By its acceptance of this Note, Payee agrees to execute and deliver such documents as may be reasonably requested from time to time by Maker or the holder of Senior Indebtedness in order to implement the foregoing provisions of this paragraph.

This Note is issued in connection with, and subject to the terms and conditions of, that certain Amendment No. 2 to License Agreement dated March 1, 2004 (the “Amendment”), among Maker and Payee. Any transferee of this Note accepts it subject to the terms and conditions of the Amendment.

This Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Minnesota. If any provision of this Note or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Note, which shall continue in full force and effect. Maker agrees to reimburse the Payee upon demand for all reasonable expenses paid or incurred by Payee (including costs and fees and expenses of legal counsel) in connection with the collection and enforcement of this Note.

Whenever in this Note reference is made to Payee or Maker, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

TISSUELINK MEDICAL, INC.

By:
Its:

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

AMENDMENT NO. 3

TO

LICENSE AGREEMENT

THIS AMENDMENT NO. 3 TO LICENSE AGREEMENT (the “Amendment”) is entered into as of July 18, 2006 (the “Effective Date”), by and between TissueLink Medical, Inc. (“Licensee”) and Medtronic, Inc. and it amends that certain License Agreement dated as of August 9, 1999 between the parties as amended by Amendment No. 1 to License Agreement dated June 18, 2002 and Amendment No. 2 to License Agreement dated March 1, 2004 (the “License Agreement”).

The parties hereby agree that the License Agreement is amended as follows:

1. Field of Use. Section 1.5 of the License Agreement is hereby amended as follows:

(a) Clause (ii) of the first sentence shall be deleted and the clauses following clause (ii) shall be renumbered, so that the first sentence reads in its entirety as follows:

“ ‘Field of Use’ shall mean any [*] applications in [*] (including, but not limited to, [*] during and following [*]) other than and hereby expressly excluding applications relating to: (i) the [*] and [*]; (ii) the [*], the [*] and the structures of the [*]; (iii) the [*]; and (iv) the [*] when access by [*] means.”

(b) The following sentence shall be added after the last sentence:

“ ‘ENT Applications’ shall mean any [*] applications in [*] (including, but not limited to, [*] during and following [*]) relating to the brain and the head and neck and [*] and [*] and [*] thereof (other than those of the [*] portion of the [*]).”

2. License Grant. Section 2.1 shall be amended to read in its entirety as follows:

“Subject to the terms and conditions hereof, Medtronic hereby grants to Licensee (a) a royalty-bearing and exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Products in the Field of Use (other than Spinal Applications and ENT Applications) that are Licensed Products throughout the Territory, (b) royalty-bearing and co-exclusive license, subject to the rights retained by Medtronic and described in the last sentence of this Section 2.1, under the Subject Technology, with no right to grant sublicenses to make, have

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

made, use and sell Wet Electrode Products for Spinal Applications and ENT Applications in the Field of Use that are Licensed Products throughout the Territory, and (c) a royalty-bearing and non-exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Generators in the Field of Use that are Licensed Products throughout the Territory. Medtronic has no right to grant licenses or sublicenses to the Subject Technology to make, have made, use or sell Wet Electrode Products for Spinal Applications or ENT Applications in the Field of Use that are Licensed Products in the Territory, provided, however, that Medtronic may grant one or more Permitted Spinal Product Licenses (as defined in Section 3.2) on or after June 18, 2003 and that Medtronic may grant one or more Permitted ENT Product Licenses (as defined in Section 3.2) on or after July 18, 2007; provided, further, however, that subject to any confidentiality limitations applicable to Medtronic in connection with such grant, Medtronic shall give Licensee notice of the granting of any Permitted Spinal Product License or any Permitted ENT Product License within fifteen (15) days of the effective date of such grant, (such notice to identify the license or sublicense and the litigation or dispute relating to such grant and to describe the scope of the license in reasonable detail), and shall provide Licensee with additional information upon reasonable request in order to enable Licensee to verify that such license or sublicense was granted in accordance with the terms of this Agreement.”

3. Royalty on ENT Licensed Products. Section 3.2 shall be amended as follows:

(a) All references to “Net Sales of Licensed Products excluding Spinal Licensed Products” shall be replaced with the phrase “Net Sales of Licensed Products excluding Spinal Licensed Products and ENT Licensed Products.”

(b) The following sentences shall be added after the last sentence of Section 3.2:

“For purposes of this Agreement, ENT Licensed Products’ shall mean Licensed Products marketed for ENT Applications. ‘Permitted ENT Product License’ shall mean a license or sublicense to make, have made, use and sell Wet Electrode Products for ENT Applications in the Field of Use that are Licensed Products in the Territory granted by Medtronic to a third party that is not an Affiliate of Medtronic as is necessary or appropriate (as determined by Medtronic in its sole discretion) solely for the purpose of settling litigation between Medtronic and the third party relating to Medtronic’s intellectual property rights or settling another bona fide dispute between Medtronic and the third party relating to Medtronic’s intellectual property rights. Subject to the terms of this Agreement, Licensee shall pay to Medtronic a royalty equal to the applicable percentage of Net Sales of ENT Licensed Products set forth in paragraphs (e) – (h) of this Section 3.2 (calculated as if the reference to Net Sales of Spinal Licensed Products in such paragraphs instead referred to Net Sales of ENT Licensed Products).”

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Execution Copy

4. Minimum Royalties. Section 3.3 shall be amended as follows:

(a) The phrase “Royalties on Net Sales of Licensed Products excluding Spinal Licensed Products” in the fourth sentence shall be replaced with the phrase “Royalties on Net Sales of Licensed Products excluding Spinal Licensed Products and ENT Licensed Products.”

(b) The phrase “calendar years 2004, 2005 and 2006” in the fifth sentence shall be replaced with the phrase “calendar years 2004, 2005, 2006, 2007 and 2008.”

(c) The phrase “January 1, 2007” in the last sentence shall be replaced with the phrase “January 1, 2009.”

5. Royalty Payments. Section 3.4 shall be amended as follows:

(a) The phrase “January 1, 2004 through December 31, 2006” in the third sentence shall be replaced with the phrase “January 1, 2004 through December 31, 2008.”

(b) The phrase “multiplied by .05” in the second to last sentence shall be replaced with the phrase “multiplied by .08.”

(c) The phrase “January 1, 2007” in the last sentence shall be replaced with the phrase “January 1, 2009.”

6. Exhibit A. Exhibit A to the License Agreement (Form Promissory Note) shall be amended as follows:

(a) The phrase “March 31, 2007” in the second paragraph shall be replaced with the phrase “March 31, 2009.”

(b) The phrase “ten percent (10%)” in the second paragraph shall be replaced with the phrase “eleven and three-quarters percent (11.75%).”

(c) The phrase “that certain Amendment No. 2 to License Agreement dated March 1, 2004 (the ‘Amendment’)” in the first full paragraph on page 4 shall be replaced with the phrase “that certain Amendment No. 2 to License Agreement dated March 1, 2004 and Amendment No. 3 to License Agreement dated July 18, 2006 (collectively, the ‘Amendment’).”

7. Warrant Issuance. As additional consideration for this Amendment No. 3, Licensee shall execute and deliver to Medtronic a warrant on the terms and in the form of the Form Warrant for that number of shares equal to (A) the aggregate amount of promissory notes issued by Licensee to Medtronic outstanding as of the date hereof multiplied by .03; divided by (B) 1.263.

8. Miscellaneous. Except as otherwise expressly amended by this Amendment No. 3, the terms of the License Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the instrument.

[Signature page follows.]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 3 to License Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

TISSUELINK MEDICAL, INC.

By:	/s/ M. Jacqueline Eastwood
Name:	M. Jacqueline Eastwood
Title:	Pres. & CEO

MEDTRONIC, INC.

By:	/s/ Michael D. Ellwein
Name:	Michael D. Ellwein
Title:	VP & CDO

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AMENDMENT NO. 4

TO

LICENSE AGREEMENT

THIS AMENDMENT NO. 4 TO LICENSE AGREEMENT (the “Amendment”) is entered into as of April 1, 2007 (the “Effective Date”), by and between TissueLink Medical, Inc. (“Licensee”) and Medtronic, Inc., and it amends that certain License Agreement dated as of August 9, 1999 between the parties as amended by Amendment No. 1 to License Agreement dated June 18, 2002, Amendment No. 2 to License Agreement dated March 1, 2004 and Amendment No. 3 to License Agreement dated July 18, 2006 (the “License Agreement”).

The parties hereby agree that the License Agreement is amended as follows:

1. Field of Use. Section 1.5 of the License Agreement is hereby amended so that the first sentence reads in its entirety as follows:

“ ‘Field of Use’ shall mean any [*] applications in [*] (including, but not limited to, [*]) other than and hereby expressly excluding applications relating to: (i) the [*] and [*]; (ii) the [*], the [*] and the [*] of the [*]; (iii) the [*]; and (iv) the accessing of any of the [*] described in clauses (i) – (iii) above by means of the [*].

2. Licensed Products. Section 1.7 of the License Agreement is hereby amended so that it reads in its entirety as follows:

“Licensed Products” shall mean Wet Electrode Products, Interstitial Needle Products and Wet Electrode Generators, the manufacture, use or sale of which uses or incorporates any of the Subject Technology.”

2. Subject Technology.

(a) Section 1.11(iii) of the License Agreement is hereby amended so that it reads in its entirety as follows:

“(iii) all invention disclosures, trade secrets and know-how owned by Medtronic prior to the date of this Agreement that relate specifically to the Wet Electrode Products, Interstitial Needle Products (as defined in Section 3.2) or Wet Electrode Generators disclosed in the patents and patent applications listed in Exhibit A and”

(b) Exhibit A of the License Agreement shall be amended to add those patents listed on Schedule 1 of this Amendment.

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

3. Wet Electrode Generator(s). Section 1.13 of the License Agreement is hereby amended so that it reads in its entirety as follows:

“Wet Electrode Generator(s)” shall mean the medical generators primarily intended to provide power directly to Wet Electrode Products or Interstitial Needle Products in the Field of Use.”

4. License Grant. Section 2.1 shall be amended to read in its entirety as follows:

“Subject to the terms and conditions hereof, Medtronic hereby grants to Licensee (a) a royalty-bearing and exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Products in the Field of Use (other than Spinal Applications and ENT Applications) that are Licensed Products throughout the Territory, (b) a royalty-bearing and co-exclusive license, subject to the rights retained by Medtronic and described in the last sentence of this Section 2.1, under the Subject Technology, with no right to grant sublicenses, to make, have made, use and sell Wet Electrode Products for Spinal Applications and ENT Applications in the Field of Use that are Licensed Products throughout the Territory, (c) a royalty-bearing and co-exclusive license, subject to the rights retained by Medtronic and described in the last sentence of this Section 2.1, under the Subject Technology, with no right to grant sublicenses, to make, have made, use and sell Interstitial Needle Products in the Field of Use that are Licensed Products throughout the Territory and (d) a royalty-bearing and non-exclusive license under the Subject Technology, with the right to grant sublicenses subject to the terms of Section 2.2 hereof, to make, have made, use and sell Wet Electrode Generators in the Field of Use that are Licensed Products throughout the Territory. Medtronic has no right to grant licenses or sublicenses to the Subject Technology to make, have made, use or sell (i) Wet Electrode Products for Spinal Applications or ENT Applications in the Field of Use that are Licensed Products in the Territory or (ii) Interstitial Needle Products in the Field of Use that are Licensed Products in the Territory, provided, however, that Medtronic may grant one or more Permitted Spinal Product Licenses (as defined in Section 3.2) on or after June 18, 2003, one or more Permitted ENT Product Licenses (as defined in Section 3.2) on or after July 18, 2007, and one or more Permitted Interstitial Needle Product Licenses (as defined in Section 3.2) on or after April 1, 2008; provided, further, however, that subject to any confidentiality limitations applicable to Medtronic in connection with such grant, Medtronic shall give Licensee notice of the granting of any Permitted Spinal Product License, Permitted ENT Product License or Permitted Interstitial Needle Product License within fifteen (15) days of the effective date of such grant, (such notice to identify the licensee or sublicensee and the litigation or dispute relating to such grant and to describe the scope of the license in reasonable detail), and shall provide Licensee with additional information upon reasonable request in order to enable Licensee to verify that such license or sublicense was granted in accordance with the terms of this Agreement.”

5. Royalty on Interstitial Needle Products. Section 3.2 shall be amended so that the following sentences shall be added after the last sentence of Section 3.2:

“For purposes of this Agreement, ‘Interstitial Needle Products’ shall mean any interstitial needle or intraluminal wire devices or products. ‘Permitted Interstitial Needle Product License’ shall mean a license or sublicense to make, have made,

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

use and sell Interstitial Needle Products in the Field of Use that are Licensed Products in the Territory granted by Medtronic to a third party that is not an Affiliate of Medtronic as is necessary or appropriate (as determined by Medtronic in its sole discretion) solely for the purpose of settling litigation between Medtronic and the third party relating to Medtronic’s intellectual property rights or settling another bona fide dispute between Medtronic and the third party relating to Medtronic’s intellectual property rights. Subject to the terms of this Agreement, Licensee shall pay to Medtronic a royalty equal to two percent (2%) of Net Sales of Interstitial Needle Products that are Licensed Products by Licensee and by any sublicensee, Affiliate or third party permitted under Section 2.2.”

6. Minimum Royalties. Section 3.3 shall be amended so that the phrase “Royalties on Net Sales of Licensed Products excluding Spinal Licensed Products and ENT Licensed Products” in the fourth sentence shall be replaced with the phrase “Royalties on Net Sales of Licensed Products excluding Spinal Licensed Products, ENT Licensed Products and Interstitial Needle Products.”

7. Correction to Titles of Exhibits. The last sentence of Section 3.3 of the License Agreement, Section 1 of Amendment No. 2 to License Agreement and Section 6 of Amendment No. 3 to License Agreement shall be amended so that all references to “Exhibit A” are changed to read “Exhibit C,” and all references to “Exhibit B” are changed to read “Exhibit D.”

8. Medtronic Right to Designate Director. In partial consideration of Medtronic, Inc.’s execution of this Amendment No. 4, Licensee represents and warrants to Medtronic, Inc. that Licensee has caused its Amended and Restated Certificate of Incorporation to be amended, to the extent necessary, to provide Medtronic, Inc. with a right to designate one (1) member of the Board of Directors of Licensee. Such right shall continue in effect until the earliest to occur of (i) the consummation of a Qualified Initial Public Offering (as defined in such Amended and Restated Certificate of Incorporation), (ii) a Deemed Liquidation Event (as defined in such Amended and Restated Certificate of Incorporation) or (iii) the expiration or termination of the License Agreement.

9. Miscellaneous. Except as otherwise expressly amended by this Amendment the terms of the License Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the instrument.

[Signature page follows.]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 4 to License Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

TISSUELINK MEDICAL, INC.

By:	/s/ Joseph Army
Name:	Joseph Army
Title:	Chief Operations Officer

MEDTRONIC, INC.

By:	/s/ Gary L. Ellis
Name:	Gary L. Ellis
Title:	Chief Financial Officer

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1

Interstitial Needle Patents

To Be Added to Exhibit A

Title	Serial No.	Filing Date	Patent No.
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

[*]

[*] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.